UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

March 11, 2026

Date of Report (Date of earliest event reported)

Drugs Made In America Acquisition II Corp.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42863	99-1815624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 East Broward Boulevard, Suite 700 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

646-726-7074

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary share, $0.0001 par value and one right to receive one-tenth of one ordinary share	DMIIU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	DMII	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-tenth of one Ordinary Share	DMIIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2026, Drugs Made In America Acquisition II Corp. (the “Company”) issued an unsecured convertible note (the “Bridge Note”) to Alpha Multi Family Office (the “Investor”) in the principal amount of $150,000 (the “Bridge Loan”). The Bridge Loan represents an initial loan towards a contemplated $1,400,000 financing (the “Convertible Notes Financing”) pursuant to the Letter of Intent (“LOI”) described under Item 8.01 of this Current Report on Form 8-K.

The Bridge Note has a maturity date nine months from the date of issuance, unless earlier converted or credited toward the definitive financing documents for the Convertible Notes Financing and does not bear interest. Upon the consummation of the Company’s initial business combination (the “Business Combination”), the outstanding principal amount of the Bridge Note may, at the option of the Investor, be converted into shares of the combined entity at a conversion price equal to a 35% discount to the market price of such shares at the time of conversion.

The Company intends to use the proceeds of the Bridge Loan for accounting expenses, audit expenses and other expenses related to the Business Combination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Bridge Note is incorporated herein by reference.

The Bridge Note represents a direct financial obligation of the Company. The Bridge Note is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 8.01 Other Events

On March 5, 2026, the Company entered into the LOI with the Investor relating to a proposed financing transaction pursuant to which the Investor indicated its intent to provide financing to the Company through a convertible note investment, subject to the negotiation and execution of definitive documentation. On March 9, 2026, the Company and the Investor entered into an addendum to the LOI which amended certain economic terms of the proposed financing (the “Addendum”). Pursuant to the LOI, as amended by the Addendum, the aggregate amount to be loaned is $1,400,000, of which the $150,000 paid to the Company pursuant to the Bridge Loan will be the first payment.

The remaining $1,250,000 of the proposed convertible notes financing is subject to the negotiation and execution of, a convertible note purchase agreement to be negotiated and finalized by the parties. The Addendum contemplates that $400,000 in aggregate funding will be disbursed to the Company on or prior to March 30, 2026.

The foregoing description of the LOI, Addendum and Bridge Note is not complete and is qualified in its entirety by reference to the full text of the LOI, Addendum and Bridge Note, copies of which are filed hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Letter of Intent dated March 5, 2026 between Drugs Made in America Acquisition II Corp. and Alpha Multi Family Office
10.2	Addendum to Letter of Intent dated March 9, 2026
10.3	Bridge Financing Convertible Promissory Note dated March 11, 2026
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2026

DRUGS MADE IN AMERICA ACQUISITION II CORP.

By:	/s/ Roger Bendelac
Name:	Roger Bendelac
Title:	Chief Executive Officer

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